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                                                                  Exhibit 23.1


                  Consent of Independent Public Accountants
                  -----------------------------------------


To Thermo Ecotek Corporation:

        As independent public accountants, we hereby consent to the inclusion in this Registration Statement and related Prospectus of Thermo Ecotek Corporation on Form S-2 of our report dated November 3, 1997 (except with respect to the matters discussed in Note 15 as to which the date is May 6,
1998) and to all references to our Firm included in this Registration Statement and related Prospectus.


                                              /s/ Arthur Andersen LLP


Boston, Massachusetts
May 6, 1998